Exhibit 10.43

DATED 18th November 2009

(1) WIMBLEDON PROPERTY LIMITED

- and -

(2) STREETCAR LIMITED

LEASE

First Floor Wellington House 60-68 Wimbledon Hill Road

Wimbledon London SW19 7PA

PCB LAWYERS LLP

70 BAKER STREET

LONDON W1U 7DL

TEL: +44 (0) 207 486 2566 FAX. +44 (0) 207 486 3085

LR1 Date of lease	18th November 2009

LR2 Title number(s)	LR2.1 Landlord’s title number(s)

SGL149885

LR2.2 Other title numbers

None

LR3 Parties to this lease	Landlord

Wimbledon Property Limited whose registered office is at 71 Circular Road, Douglas, Isle of Man, IMI 1AZ

Tenant

Streetcar Limited (company number 04525217) whose registered office is at 2[n]d Floor, Melbury House, 51 Wimbledon Hill Road, London, SW19 7QW

LR4 Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

First Floor, Wellington House, 60-68 Wimbledon Hill Road, Wimbledon, London SW19 7PA as particularly described in clause 12(c)

LR5 Prescribed statements etc	LR5.1 None

LR5.2 Not applicable

LR6 Term for which the Property is leased	10 years commencing on 4 January 2010

LR7 Premium	None

LR8 Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions

LR9 Rights of acquisition etc	LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10 Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None

LR11 Easements	LR11.1 Easements granted by this lease for the benefit of the Property

The rights granted by clause 1.3 and set out in schedule 1 part 1

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The rights reserved by clause 1.4 and set out in schedule 1 part 2

LR12 Estate rent charge burdening the Property	None

LR13 Application for standard form of restriction	None

LR14 Declaration of trust where there is more than one Person comprising the Tenant	Not applicable

CONTENTS

CLAUSE

1	DEMISE AND RENT	7
1.1	DEMISE	7
1.2	RENT	7
1.3	RIGHTS GRANTED	8
1.4	RIGHTS RESERVED	8
2	TENANT’S COVENANTS	8
2.1	RENTS AND OUTGOINGS	8
2.2	VALUE ADDED TAX	10
2.3	REPAIR DECORATION AND CONDITION	10
2.4	NOTICE TO REPAIR	11
2.5	ALTERATIONS	12
2.6	SIGNAGE	13
2.7	USE OF PREMISES AND COMMON PARTS	13
2.8	DEALING WITH THE PREMISES GENERALLY	14
2.9	ASSIGNMENT OF THE WHOLE	14
2.10	UNDERLETTING	16
2.11	CHARGE OF THE WHOLE	18
2.12	GROUP COMPANIES	18
2.13	NOTICE OF DEALINGS	19
2.14	COMMON PARTS	19
2.15	PLANNING ACTS	19
2.16	STATUTE GENERALLY	20
2.17	LANDLORD’S RIGHT OF ENTRY	20
2.18	DELETERIOUS SUBSTANCES	21
2.19	YIELDING UP	21
2.20	INDEMNITY	22
2.21	THIRD PARTY NOTICES	23
2.22	RIGHTS AFFECTING THE PREMISES	24
2.23	DEFECTS	24
2.24	OTHER MISCELLANEOUS OBLIGATIONS	24
3	LANDLORD’S COVENANT	25
4	INSURANCE	25
4.1	TO INSURE	25
4.2	REINSTATEMENT	27
4.3	TENANT’S OBLIGATIONS	27
4.4	SUSPENSION OF RENT	29
4.5	TERMINATION	29
5	SERVICE CHARGE	31
5.1	LANDLORD TO PROVIDE SERVICES	31
5.2	SERVICE CHARGE STATEMENT	32
5.3	INTERIM SERVICE CHARGE	33
5.4	BALANCE OF SERVICE CHARGE	34

5.5	START AND END OF THE TERM	35
5.6	RESERVE FUND	35
6	CONDITIONS	36
6.1	FORFEITURE	36
6.2	EXCLUSIONS	37
6.3	COMMON PARTS	38
6.4	NOTICES	38
6.5	ALL SUMS EXCLUSIVE OF VAT	39
6.6	REPRESENTATIONS	39
6.7	LANDLORD’S RIGHT TO ENTER THE PREMISES	39
6.8	NEW LEASE	40
7	LANDLORD AND TENANT ACT 1954 (“THE ACT”)	40
8	TENANT OPTION TO BREAK	40
9	MUTUAL OPTION TO BREAK	41
10	BAILIFFS	42
11	INDEMNITIES	42
12	INTERPRETATION	42
13	DELIVERY	46
SCHEDULE 1		46
PART 1		46
RIGHTS GRANTED		46
PART 2		47
RIGHTS EXCEPTED TO THE LANDLORD		47
SCHEDULE 2		48
THE SERVICES		48
SCHEDULE 3		52
PART 1		52
SURETY’S COVENANT		52
PART 2		56
AUTHORISED GUARANTEE AGREEMENT		56
SCHEDULE 4		60
Rent Review		60

PARTICULARS

Landlord	WIMBLEDON PROPERTY LIMITED whose registered office 71 Circular Road, Douglas, Isle of Man IM1 1AZ;

Tenant	STREETCAR LIMITED (Company registration number 04525217) whose registered office is at 2nd Floor, Melbury House, 51 Wimbledon Hill road, London, SW19 7QW ;

Surety	None;

Plan 1	the plan attached to this Lease and marked Plan 1;

Plan 2	the plan attached to this Lease and marked Plan 2;

Premises	First Floor of the Building shown edged red on Plan 1 more particularly described in clause 12(c)

Building	the land and buildings known as Wellington House 60/ 68 Wimbledon Hill Road London SW9 7PA which is currently registered at The Land Registry under title no. SGL149885;

Basic Rent	£37,000.00 per annum for the first year of the Term
£51,800.00 per annum for the second year of the Term
£62,900.00 per annum for the third year of the Term
£74,000.00 per annum for the fourth year of the Term
£74,000.00 per annum for the fifth year of the Term;

Rent Commencement Date	4 July 2010;

Contractual Term	Ten years commencing on 4 January 2010;

Term	the Contractual Term;

Common Parts	those parts of the Building comprising of roads forecourts pathways lifts car parking areas plant rooms staircases passageways entrance hall loading areas landscaped areas fire escapes landings toilets and any other areas or amenities from time to time within the Building;

Permitted Use	Offices within Use Class B1(a) of the Schedule to the Town and Country Planning (Use Classes) Order 1987 as amended by the Town and Country Planning (Use Classes) (Amendment) (England) Order 2005;

Quarter Days	25th March 24th June 29th September and 25th December;

Interest Rate	3% above the base rate for the time being of Lloyds TSB Bank Plc or any other bank as the landlord may from time to time nominate or (if base rates cease to be published) such other rate of interest as the Landlord (acting reasonably) shall from time to time specify;

Rent Review Date	4 January 2015

Occupation Date	4 January 2010

LEASE dated

1	DEMISE AND RENT

1.1	DEMISE

The Landlord lets the Premises to the Tenant for the Contractual Term with the Tenant being able to occupy the Premises from and including the Occupation Date.

1.2	RENT

There is reserved to the Landlord the following sums (the ‘Rents’ ) -

(a)	the Basic Rent for each relevant year of the Term (and subject to review on the Rent Review Date in accordance with the provisions contained in Schedule 4 of this Lease) payable in advance on the Quarter Days by equal quarterly installments except for the first instalment which shall be paid on the Rent Commencement Date and which shall be a proportion of the Basic Rent at the rate for the first year of the Term payable in respect of the period commencing on the Rent Commencement Date and ending on the day immediately preceding the next Quarter Day;

(b)	the whole of the costs incurred (or to be incurred) by the Landlord for insuring the Basic Rent and a fair and proper proportion attributable to the Premises of the costs incurred (or to be incurred) by the Landlord for insuring the Building and other items under clause 4.1.1 (the ‘Insurance Rent’) payable from and including the Occupation Date within 7 days of written demand;

(c)	the Tenant’s Share of the Service Costs calculated and payable by the Tenant from and including the Occupation Date pursuant to clause 5 (the ‘Service Charge’);

(d)	Value Added Tax (‘VAT’) payable immediately following receipt of a valid VAT invoice addressed to the Tenant; and

(e)	any other sums payable by the Tenant pursuant to the terms of this Lease.

1.3	RIGHTS GRANTED

The Landlord grants to the Tenant in common with the Landlord and all other persons entitled (at any time) the rights set out in Part 1 of Schedule 1.

1.4	RIGHTS RESERVED

The Landlord excepts and reserves to itself and any superior landlord and any mortgagee of it or them and all other persons entitled (at any time) for the benefit of the Building and any adjoining or neighbouring property belonging to the Landlord the rights set out in Part 2 of Schedule 1.

2	TENANT’S COVENANTS

The Tenant covenants and agrees with the Landlord -

2.1	RENTS AND OUTGOINGS

2.1.1	To pay -

(a)	the Rents on the dates on which they are respectively payable without deduction set-off (whether legal or equitable) or counterclaim;

(b)	all rates taxes duties assessments impositions and other outgoings of any kind (save those of a capital nature) now or at any time during the Term assessed imposed or charged on the Premises or on the owner or occupier of the Premises except any payable by the Landlord in respect of its receipt of the Rents (other than VAT) or as a result of any dealing with its reversion to this Lease;

(c)	a fair proportion of any rates taxes duties assessments impositions and outgoings assessed imposed or charged on the Premises in common with other premises;

(d)	all charges for electricity gas telecommunications water and other services consumed or used at or in relation to the Premises (including all standing charges and meter rents);

(e)	a fair proportion of the costs incurred by the Landlord in respect of the repair maintenance and replacement of any -

(i)	conducting medium or other thing by means of which any facility service or substance may pass (including any ancillary apparatus) (‘Service Media’) which serve the Premises in common with other premises; and

(ii)	party walls fences common areas and other things the use of which is common to the Building and other land;

(f)	the whole of the costs incurred by the Landlord in maintaining repairing and replacing any Service Media outside of the Premises but which exclusively serve the Premises;

(g)	interest at the Interest Rate on the amount of any Rents which are not paid from the date on which they became due (and in the case of the Basic Rent whether or not a demand is made) until the date of payment calculated on a daily basis; and

(h)	interest at the Interest Rate on the amount of any Rents which the Landlord has not demanded or accepted (because it has reasonable grounds for believing that the Tenant is in breach of any of its obligations in this Lease) from the date on which they became due until the date on which the Landlord does demand or accept them calculated on a daily basis.

2.1.2	The sums payable under sub-paragraphs (c) (e) (f) (g) and (h) of clause 2.1.1 shall be paid within 14 days of written demand.

2.2	Nothing in this Lease shall be construed as imposing any liability on the Tenant for the cost of any chancel repairs by virtue of the Premises having been identified as located within the boundary of a tithe district or parish which continues to have a potential chancel repair liability and the Landlord will indemnify the Tenant and keep the Tenant indemnified against any such liability

2.3	The sums payable in clause 2.1.1 above (other than the Basic Rent) shall be payable from and including the Occupation Date

2.2	VALUE ADDED TAX

To pay on demand -

(a)	VAT on all supplies received by the Tenant under or in connection with this Lease; and

(b)	a fair and proper proportion (attributable to the Premises) of such amount as is equivalent to any VAT on supplies received by the Landlord under or in connection with this Lease to the extent that the Landlord is unable to recover or obtain credit for that VAT in its accounting with Customs and Excise.

2.3	REPAIR DECORATION AND CONDITION

2.3.1	Subject to clause 2.3.2 to -

(a)	repair the Premises and to keep the Premises in good and substantial repair and condition; and

(b)	replace any landlord’s fixtures and fittings in the Premises which are beyond repair with new ones of similar type and quality.

2.3.2	The Tenant shall not be liable for the repair of any damage caused by any of the Insured Risks or Uninsured Risks save to the extent that payment by the insurer shall be refused or irrecoverable as a result of any act of the Tenant.

2.3.3	To decorate (or otherwise treat as appropriate) those parts of the Premises which have previously been or are usually decorated or treated in the fifth year of the term and in the last three months of the Term

2.3.4	To carry out all works of repair decoration or other treatment of the Premises in accordance with good current practice in a good and workmanlike manner using good quality materials and (in respect of works of decoration to any part of the Premises carried out during the last year of the Term) in a colour first approved by the Landlord.

2.3.5	To keep the Premises in a clean and tidy condition.

2.3.6	To remove all waste or offensive materials and articles from the Premises as often as is necessary and pending their removal to keep them in suitable and sufficient receptacles on the Premises provided for that purpose by the Tenant.

2.3.7	To keep the Premises supplied with such fire fighting equipment as the insurers of the Premises and any competent fire authority may require and to keep such equipment in good working order.

2.4	NOTICE TO REPAIR

2.4.1	To commence the execution of any works for which the Tenant is liable under this Lease within one month after receipt of notice from the Landlord requiring the Tenant to do so (or sooner if necessary) and to complete those works within such time as the Landlord shall reasonably require.

2.4.2	If the Tenant does not comply with its obligation in clause 2.4.1 the Landlord may enter the Premises and carry out those works itself Provided That the Landlord shall not be entitled to enter the Premises to execute works where the work is of a minor non-structural nature and/or minor decorative only.

2.4.3	If the Landlord carries out any works pursuant to clause 2.4.2 all costs incurred by the Landlord in doing so shall be -

(a)	paid by the Tenant to the Landlord on demand; and

(b)	recoverable by the Landlord as a liquidated debt.

2.5	ALTERATIONS

2.5.1	Not to -

(a)	make any structural alteration or addition to the Premises;

(b)	unite the Premises with any adjoining premises; or

(c)	make any other alteration or addition save as may be permitted by this clause 2.5.

2.5.2	Not without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) to make any internal non-structural alteration or addition to the Premises.

2.5.3	The Tenant may (without obtaining the consent of the Landlord) erect alter and/or remove non-structural demountable partitioning in the Premises.

2.5.4	Notwithstanding clauses 2.5.2 and 2.5.3 not in any event to make access to any Service Media more difficult

2.5.5	To produce to the Landlord sufficient plans and specifications which adequately describe any works which the Tenant proposes to carry out at the same time as making a request for the consent of the Landlord (where required) or (where consent is not required) before commencing those works.

2.5.6	To carry out and complete any works authorised by this clause 2.5 -

(a)	in a good and workmanlike manner;

(b)	in accordance with the plans and specifications produced to and (where applicable) approved by the Landlord;

(c)	within a reasonable time after starting them; and

(d)	in accordance with any other condition which the Landlord may reasonably require.

2.6	SIGNAGE

Not to display so as to be visible from outside of the Premises any advertisement board sign notice or similar device without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed).

2.7	USE OF PREMISES AND COMMON PARTS

2.7.1	Not to use the Premises for any purpose except the Permitted Use.

2.7.2	In any event and notwithstanding clause 2.7.1 not to -

(a)	use the Premises for any illegal or immoral or dangerous or offensive purpose or in a manner which may cause a nuisance annoyance damage or disturbance to the Landlord and any tenant or occupier of any other parts of the Building or the owner or occupier of any neighbouring premises;

(b)	permit any person to reside at or sleep on the Premises;

(c)	overload any part of the Premises or any Common Parts or Service Media serving the Premises; or

(d)	use the Premises or the Common Parts for any political meeting public show or sale by auction;

2.8	DEALING WITH THE PREMISES GENERALLY

Not to assign charge underlet hold on trust share occupation or otherwise part with possession of the whole or any part of the Premises except where permitted by and in accordance with clauses 2.9 to 2.12 (inclusive).

2.9	ASSIGNMENT OF THE WHOLE

2.9.1	Not to assign the whole of the Premises without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) provided that the Landlord may -

(a)	for the purpose of section 19(1A) of the Landlord and Tenant Act 1927 -

(i)	withhold its consent to an assignment if any of the circumstances set out in clause 2.9.2 exist whether at the date on which the application is made or at any later date but before the Landlord’s consent is given; and

(ii)	impose any of the matters set out in clause 2.9.3 as a condition of the grant of its consent; and

(b)	revoke its consent if after the Landlord’s consent has been given but before the assignment has taken place any of the circumstances set out in clause 2.9.2 apply whether or not its consent is given subject to the condition specified in clause 2.9.3(d); and

2.9.2	The circumstances in which the Landlord may withhold its consent are where -

(a)	the Rents have not been paid up to date;

(b)	there is a material outstanding breach of covenant on the part of the Tenant

(c)	in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant’s covenants in this Lease;

(d)	without prejudice to paragraph (c) of this clause 2.9.2 in the case of an assignment to a Group Company of the Tenant if (in the Landlord’s reasonable opinion) the proposed assignee is or may become less likely to be able to comply with the obligations on the part of the Tenant than the Tenant which likelihood is judged by reference in particular to the financial strength of the Tenant aggregated with that of any surety and the value of any other security given for the performance of the Tenant’s obligations when assumed as at the date of the Lease or (if the Tenant is not the original party to this Lease) the date of assignment; and

(e)	the proposed assignee is entitled to claim diplomatic or sovereign immunity.

2.9.3	The conditions which the Landlord may impose are that -

(a)	(where it is reasonable for the Landlord to require it) the proposed assignee provides a surety or sureties or other security reasonably acceptable to the Landlord;

(b)	any surety required by the Landlord pursuant to sub-clause 2.9.3(a) enters into an agreement with the Landlord in terms set out in Part 1 of Schedule 3 (mutatis mutandis) with such amendments as the Landlord may reasonably require;

(c)	the Tenant (and any former tenant who was not released from its obligations under this Lease by virtue of section 11 of the Landlord and Tenant Covenants Act 1995 (the ‘1995 Act’)) and (if the Landlord requires) any guarantor of the Tenant and/or former tenant (as the case may be) of their respective obligations in this Lease each enter into an authorised guarantee agreement in the form prescribed in Part 2 of Schedule 3 with such amendments as the Landlord may reasonably require and so that the agreement complies with the 1995 Act; and

(d)	if at any time before the date of the assignment any of the circumstances specified in clause 2.9.2 apply the Landlord may revoke its consent by giving written notice to the Tenant.

2.9.4	The proviso in clause 2.9.1 is without prejudice to the Landlord’s right to -

(a)	withhold its consent in any other circumstances (where it is reasonable to do so); or

(b)	impose any other reasonable condition.

2.10	UNDERLETTING

2.10.1	Not to grant an underlease of part of the Premises.

2.10.2	Not to grant an underlease of the whole of the Premises unless -

(a)	the Tenant first obtains the written consent of the Landlord (which consent shall not be unreasonably withheld or delayed); and

(b)	the Tenant first complies with the provisions of clauses 2.10.2 to 2.10.7 (inclusive).

2.10.3	Prior to granting an underlease to obtain a deed (in a form approved by the Landlord) -

(a)	from the proposed undertenant containing covenants by the undertenant that it will during the time for which it remains liable for the covenants on the part of the undertenant (whether pursuant to the underlease or any authorised guarantee agreement) comply with the obligations of the tenant in the underlease and the obligations of the Tenant in this Lease (except for the obligation to pay the Basic Rent and where inappropriate to the premises to be underlet); and

(b)	(if the Landlord reasonably requires) from a surety or sureties reasonably acceptable to the Landlord to guarantee the performance of the undertenant’s obligations to the Landlord given pursuant to paragraph (a) of this clause 2.10.2.

2.10.4	The rent to be reserved by an underlease must be not less than the open market value of the Premises.

2.10.5	To include in the underlease covenants by the undertenant with the Tenant (as landlord) -

(a)	not to assign or charge a part of the underlet premises;

(b)	not to underlet a part of the underlet premises; and

(c)	not to assign the whole of the underlet premises without the prior written consent of the Tenant (as landlord) and the Landlord (which consent shall not be unreasonably withheld or delayed).

2.10.6	Except where provided otherwise in clause 2.10.4 to include in the underlease obligations and conditions which correspond with the obligations of the Tenant and the conditions in this Lease (except for the obligation to pay the Basic Rent and where inappropriate to the premises underlet).

2.10.7	The underlease shall exclude sections 24 to 28 of the Landlord and Tenant Act 1954 in accordance with the requirements of section 38(1A) of that Act.

2.10.8	Not without the prior written consent of the Landlord to -

(a)	vary the terms of or waive (whether expressly or by implication) the benefit of any covenant of an undertenant or condition in an underlease;

(b)	accept any sum or payment in kind by way of commutation of the rent payable by an undertenant; or

(c)	accept payment of rent from an undertenant otherwise than by regular quarterly (or more frequent) payments in advance.

2.10.9	The Tenant will use reasonable endeavours to enforce the obligations of an undertenant

2.11	CHARGE OF THE WHOLE

Not to charge the whole of the Premises without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed).

2.12	GROUP COMPANIES

2.12.1	The Tenant may share occupation of the Premises with a company who is a member of the same group (within the meaning of section 42 of the Landlord and Tenant Act 1954) (the ‘Group Company’) as the Tenant subject to compliance with the provisions of clause 2.12.2.

2.12.2	The Tenant will -

(a)	give prior written notice to the Landlord of its proposed sharing with a Group Company;

(b)	not give exclusive possession of the Premises to a Group Company;

(c)	not permit the relationship of landlord and tenant to exist between it and a Group Company; and

(d)	determine the sharing arrangement immediately on the Group Company ceasing to be a member of the same group as the Tenant.

2.13	NOTICE OF DEALINGS

Within one month after any assignment charge underlease licence or other disposition (whether affecting the Premises or any derivative interest in the Premises) or devolution by operation of law to -

(a)	give to the Landlord written notice of the dealing or devolution (together with a certified copy of any relevant document effecting it); and

(b)	pay to the Landlord its fee (in an amount which the Landlord may reasonably require) for registering the notice of any dealing or devolution.

2.14	COMMON PARTS

2.14.1	Not to park deposit rubbish or in any other way obstruct or hinder the use of any of the roads service yards or parking areas serving or within the Building.

2.14.2	To comply with such regulations as the Landlord shall from time to time make relating to the use of any part of the Common Parts.

2.15	PLANNING ACTS

2.15.1	In this clause 2.15 the ‘Planning Acts’ mean the Town and County Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning and Compensation Act 1991.

2.15.2	Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to -

(a)	make any application under the Planning Acts;

(b)	enter into an agreement or obligation under the Planning Acts; or

(c)	implement any planning permission.

2.15.3	To supply to the Landlord a copy of any planning application (including all plans drawings and other documents referred to in the application) for a consent under the Planning Acts and a copy of any permission granted pursuant to an application promptly after it is respectively made or received and in any event on demand.

2.15.4	To keep the Landlord fully informed about the progress of any application made under the Planning Acts.

2.16	STATUTE GENERALLY

To comply in all respects with the requirements of statute and of all competent authorities which are now in force or which may after the date of this Lease be in force and which in any way affect the Premises or their use and occupation (whether required of the Landlord, the Tenant or the occupier).

2.17	LANDLORD’S RIGHT OF ENTRY

To permit the Landlord to enter the Premises on at least 48 hours’ prior notice (except in the ease of an emergency) for the purpose of -

(a)	inspecting the condition of the Premises;

(b)	measuring or carrying out valuations of the Premises;

(c)	taking inventories of the landlord’s fixtures and other things to be yielded up at the end of the Term;

(d)	showing the Premises to prospective purchasers tenants or mortgagees (and their agents);

(e)	maintaining altering rebuilding replacing testing or making connections to any Service Media forming part of or passing through the Premises;

(f)	erecting maintaining repairing altering renewing or replacing any other part of the Building or any adjoining or neighbouring property;

(g)	exercising any of the rights reserved by this Lease;

(h)	remedying any breach of the Tenant’s obligations in this Lease; and

(i)	any other reasonable purpose connected with the Landlord’s interest in the Premises or the Building.

Provided that in so doing the Landlord or those authorised by the Landlord will not materially interfere with the Tenants business being carried on at the Premises

2.18	DELETERIOUS SUBSTANCES

2.18.1	Not to keep in or on the Premises any article or thing which is or might become dangerous offensive combustible inflammable radioactive or explosive.

2.18.2	Not knowingly to discharge into any Service Media any oil grease or any noxious or deleterious effluent or substance which might cause an obstruction or be a source of danger.

2.19	YIELDING UP

2.19.1	At the end of the Term -

(a)

(unless otherwise required by the Landlord) to remove all alterations and additions to the Premises made by or on behalf of the Tenant during the Term (or any period of occupation prior to commencement of the Term) any tenant’s fixtures and fittings and promptly make good all damage caused by their removal

(with all services properly sealed off) to the reasonable satisfaction of the Landlord;

(b)	to give to the Landlord the original copy of any health and safety file (defined in the Construction (Design and Management) Regulations 2007) which the Tenant is required to maintain pursuant to this Lease;

(c)	to yield up the Premises with vacant possession and in the repair and condition required by the obligations of the Tenant under this Lease;

2.19.2	If any tenant’s fixtures and fittings or chattels remain on the Premises after the end of the Term -

(a)	the Landlord may treat them as having been abandoned by the Tenant and may remove or dispose of them as it thinks fit; and

(b)	the Landlord’s costs of taking any action under paragraph (a) of this clause 2.19.2 shall be repaid by the Tenant to the Landlord on demand.

2.20	INDEMNITY

To indemnify the Landlord for all properly incurred costs damages and expenses incurred by the Landlord as a consequence of (or in contemplation of) -

(a)	the preparation and/or service of any notice under section 146 of the Law of Property Act 1925 and any proceedings pursuant to such notice or section 147 of the Law of Property Act 1925 even if forfeiture is avoided otherwise than by relief granted by the court;

(b)	the preparation and/or service (either during or within six months after the end of the Term) of any schedule of dilapidations;

(c)	any material breach of the Tenant’s obligations in this Lease;

(d)	(save to the extent that the Landlord is effectively indemnified by a policy of insurance effected by it pursuant to clause 4.1.1(c) of this Lease) loss to the Landlord caused by any act of the Tenant;

(e)	any injury to or death of any person damage to any property the infringement disturbance or destruction of any right or easement or otherwise by reason of the state of repair and condition of the Premises (to the extent that the Tenant is liable for such repair and condition under this Lease) or the use of the Premises;

(f)	any taxes charges or other assessments payable in respect of any change of use or works (as the case may be) permitted by (or by reason of) this Lease; and

(g)	any action taken by the Landlord under clause 2.19.2 in the mistaken belief held in good faith (which is to be presumed in the absence of evidence to the contrary) that the property belonged to the Tenant.

2.21	THIRD PARTY NOTICES

In connection with any notice or order (or proposal for a notice or order affecting the Premises) given or issued to the Tenant by any competent authority -

(a)	within three days of receipt by the Tenant (or sooner if necessary) to produce a copy of the notice or order (or proposal for it) to the Landlord;

(b)	to take all steps necessary to comply with any such notice or order as soon as practicable; and

(c)	at the reasonable request of the Landlord to make or join with the Landlord in making objections or representations against or in respect of the notice or order (or proposal for it) as the Landlord shall reasonably require Provided That in so doing the Tenant’s business is not materially affected in any way.

2.22	RIGHTS AFFECTING THE PREMISES

2.22.1	Not to obstruct any window or light or abandon any easement enjoyed by the Premises.

2.22.2	Not to permit the acquisition of any easement over the Premises.

2.22.3	To notify the Landlord immediately of any act which might result in the acquisition of any easement over the Premises and to take such action as is necessary to prevent that acquisition.

2.22.4	If the Tenant shall fail to comply with its obligation in clause 2.22.3 within a reasonable time -

(a)	the Landlord may enter the Premises for the purpose of remedying the breach; and

(b)	the costs incurred by the Landlord in doing so shall be repaid by the Tenant to the Landlord on demand.

2.23	DEFECTS

To give written notice to the Landlord upon becoming aware of all defects in the Building which might give rise to an obligation of the Landlord under statute or common law.

2.24	OTHER MISCELLANEOUS OBLIGATIONS

2.24.1	Not to claim void or unoccupied rating relief (without the prior written consent of the Landlord) or accept any assessment for such relief.

2.24.2	To give to the Landlord (on request) details of all occupiers of the Premises and the terms of their occupation.

2.24.3	To comply with any regulations made by the Landlord from time to time in respect of the management of the Building and use of the Common Parts.

2.24.4	During the period of six months immediately preceding the end of the Term and (in the case of a proposed disposal (of any kind) or charge of the Landlord’s interest in the Building) at any time during the Term to permit the Landlord to fix and retain on any part of the exterior of the Premises (but not so as to obscure the windows or interfere with the Tenant’s lawful use of the Premises) a notice advertising a proposed disposal of the Building.

2.24.5	Where any surety (being a company) of the Tenant’s obligations pursuant to this Lease becomes subject to or affected by any of the matters referred to in clause 6.1(c) the Tenant shall on request (and at the Tenant’s expense) procure that some other person or company reasonably acceptable to the Landlord executes and delivers to the Landlord a deed in the same terms mutatis mutandis as that given by the surety.

2.24.6	To pay to the Landlord on demand all the Landlord’s reasonable and proper costs (including without limiting the generality of the foregoing those of the Landlord’s managing agents, solicitors, surveyors and other professional advisers) incurred in connection with any application for the licence approval or consent of the Landlord (even if the licence approval or consent is not given or the application is withdrawn (but not where a Court declares that such approval or consent is unreasonably refused or granted subject to unreasonable conditions).

3	LANDLORD’S COVENANT

The Landlord agrees that the Tenant may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for it.

4	INSURANCE

4.1	TO INSURE

4.1.1	The Landlord will (subject to clause 4.1.2) insure with a reputable insurance company or firm of underwriters (the ‘Insurers’) (and through any agency) that he shall choose -

(a)	the Building and the Common Parts (except to the extent that the Tenant fails to comply with its obligation in clause 4.3(d)) against loss or damage by fire lightning explosion terrorism storm tempest flood bursting or overflowing of water tanks apparatus and pipes impact aircraft and articles dropped from aircraft (in peacetime) riot civil commotion labour disturbances and malicious persons subsidence heave and landslip and any other risks which the Landlord may from time to time require (the ‘Insured Risks’) in a sum equal to the Landlord’s reasonable estimate of the full cost (including costs of demolition temporary support and protection VAT professional fees costs and disbursements any work required by statute and any other incidental costs) which would be likely to be incurred in connection with reinstating the Building and the Common Parts in accordance with clause 4.2 at the time when such reinstatement is likely to take place having regard to all relevant factors (including inflation);

(b)	loss of the Basic Rent in an amount which takes into account the Landlord’s reasonable estimate of any potential increases in the Basic Rent (the ‘Loss of Rent Insurance’) payable for a period of three years or any other period (not exceeding five years) as the Landlord may from time to time require (the ‘Loss of Rent Period’); and

(c)	liabilities of the Landlord in respect of property owner’s employer’s liability and third party risks in such sums and on such terms as the Landlord shall reasonably require.

4.1.2	The obligation in clause 4.1.1 is -

(a)	conditional on any such insurance being ordinarily available in the United Kingdom; and

(b)	subject to the amount of any claim which the Insurers are not liable to pay (the “Excess”) and any exclusions conditions or limitations as the Insurers may at any time require or impose.

4.1.3	The Landlord will as soon as reasonably practicable after receipt of a written request (made not more frequently than once in each year of the Term) give to the Tenant sufficient evidence of the terms and subsistence of the insurances effected pursuant to clause 4.1.1.

4.2	REINSTATEMENT

4.2.1	If the Premises or all means of access leading thereto are destroyed or damaged by an Insured Risk the Landlord will as soon as practicable after the date on which it becomes aware of the destruction or damage:

(a)	use reasonable endeavours (without being obliged to institute or pursue an appeal) to obtain any permissions licences and approvals necessary for the works of reinstatement (the ‘Consents’);

(b)	(subject to obtaining the Consents) lay out the net proceeds of the insurance monies received by the Landlord (other than any received in respect of the Loss of Rent Insurance and the insurances effected under clause 4.1.l(c)) and any monies paid under paragraphs (i) to (iii) (inclusive) of clause 4.3(a) in reinstating the Premises but not necessarily with similar premises; and

(c)	make up any deficiency out of its own money.

4.2.2	If the Landlord is prevented from reinstating (or is unable to reinstate) the Premises for any reason outside its control all insurance moneys shall belong to the Landlord absolutely and the Landlord shall have no further liability under clause 4.2.1.

4.3	TENANT’S OBLIGATIONS

The Tenant agrees with the Landlord -

(a)	to pay to the Landlord within 7 days of written demand -

(i)	a fair and proper proportion attributable to the Premises of any Excess;

(ii)	the cost of any increase in the premium payable for the insurance of the Building or any neighbouring premises by reason of any act of the Tenant;

(iii)	the amount of any insurance money which is refused by reason of any act of the Tenant; and

(iv)	a fair and proper proportion attributable to the Premises of the cost of any valuation of the Building for insurance purposes carried out by or on behalf of the Landlord but not more often that once every year;

(b)	not to do or cause any act matter or thing to be done which might -

(i)	increase the premium payable for the insurances to be effected under clause 4.1.1 unless the Tenant pays for such increase; or

(ii)	cause any policy of insurance of the Building or any adjoining premises to become void or voidable;

(c)	to comply with the requirements of the Insurers from time to time in relation to the Building;

(d)	to provide the Landlord with an estimate of the full cost of reinstatement of any fixtures installed in the Premises by the Tenant which may become landlord’s fixtures;

(e)	not to effect or contribute towards any insurance on or in respect of the Premises in duplication of any insurance effected by the Landlord and (without prejudice to any claim by the Landlord in respect of a breach by the Tenant of its obligations in this paragraph (e)) to pay to the Landlord all moneys received by the Tenant in respect of any insurance effected by the Tenant in breach of this obligation; and

(f)	to give written notice to the Landlord of any event which might affect or give rise to a claim under any policy of insurance covering the Building or any other premises of the Landlord as soon as reasonably practicable.

4.4	SUSPENSION OF RENT

4.4.1	If the Premises or all means of access leading thereto are destroyed or damaged by an Insured Risk so that the Premises are unfit for occupation and use by the Tenant or inaccessible then the Basic Rent the Service Charge and the Insurance Rent or a fair proportion of them (according to the extent of the damage) shall be suspended (save to the extent that any insurance money shall be irrecoverable owing to an act of the Tenant) until the Premises shall again be fit for occupation and use or (if earlier) until the expiration of the period for which the Landlord has Loss of Rent insurance.

4.4.2	Any dispute as to the amount of the Basic Rent and Service Charge which is suspended or the time for which payment of the Basic Rent and Service Charge is suspended shall be determined by an independent chartered surveyor appointed jointly by the Landlord and the Tenant or (if they are unable to agree on the identity of the surveyor) appointed by or on behalf of the President of the Royal Institution of Chartered Surveyors on the application of either party.

4.4.3	A surveyor appointed under clause 4.4.2 shall act as an arbitrator in accordance with the Arbitration Act 1996.

4.5	TERMINATION

4.5.1	If at the end of the Loss of Rent Period insured at the relevant time the Premises or all means of access leading thereto are still unfit for occupation and use by the Tenant or inaccessible either party may by giving written notice to the other at any time within six months after the date of expiration of the Loss of Rent Period (unless at the time of such notice the Premises have been (or are in the course of being) reinstated) end the Term with immediate effect but without prejudice to any previous breach of this Lease by either party.

4.5.2	If the Lease is terminated pursuant to clause 4.5.l

(a)	all money received in respect of the insurances effected under clause 4.1.1 shall belong to the Landlord absolutely and

(b)	the Tenant shall not be liable for terminal dilapidations

Uninsured Risks

“Uninsured Risks”	a risk included in the definition of “Insured Risks” but which is not at the relevant time a risk which the Landlord has insured against

4.6	If during the Term the Premises is damaged or destroyed by an Uninsured Risk so as to make the Premises or a substantial part of it unfit for occupation and use or inaccessible and the damage has not been caused by the act default or omission of the Tenant or any person deriving title under the Tenant or their agents employees licensees or contractors:

4.6.1	the Basic Rent Service Charge and Insurance Rent (or a fair proportion thereof according to the nature and extent of the damage) shall cease to be payable until the Premises is again fit for occupation and use and (as applicable) is made accessible and

4.6.2	the Landlord may (but shall not be obliged) within one year of the date of damage or destruction (the “Requisite Time”) serve written notice (a “Reinstatement Notice”) on the Tenant confirming that it will reinstate the Premises at its own cost so that it is fit for occupation and use and accessible and if the Landlord fails to serve a Reinstatement Notice on the Tenant within the Requisite Time this Lease shall automatically determine on the expiry of the Requisite Time but without prejudice to the rights of any party against the other in respect of any antecedent breach of covenant

4.6.3	if the Landlord serves a Reinstatement Notice within the Requisite Time it will rebuild and reinstate the Premises at its own cost and if the Premises has not been rebuilt or reinstated so as to render it fully accessible and capable of beneficial occupation and use by the expiry of five years from the date of service of the Reinstatement Notice either the Landlord or the Tenant may end the Term of this Lease by giving immediate written notice to the other in which event the Term shall absolutely determine (but without prejudice to the accrued rights or remedies of either party)

4.6.4	This clause shall not apply if an Insured Risk has become an Uninsured Risk owing to any act or default of the Tenant or any person deriving title under the Tenant or their respective agents employees licensees or contractors

5	SERVICE CHARGE

5.1	LANDLORD TO PROVIDE SERVICES

5.1.1	The Landlord will use all reasonable endeavours to maintain repair amend (renew where beyond economic repair) clean repaint and redecorate to a standard which the Landlord reasonably considers adequate:

(a)	the structure of the Building and in particular the roof void and main structural walls

(b)	the Common Parts

5.1.2	The Landlord will use all reasonable endeavours to maintain in reasonable working order and repair:

(a)	all water heating systems and the electric lighting appliances in the Common Parts

(b)	all Service Media in under or upon the Building which shall serve the Building (excluding any which lie within the Premises or exclusively serve the Premises or which are in or appurtenant to other tenanted parts of the Building)

5.1.3	the Landlord shall use reasonable endeavours to perform the following services:

(a)	to keep the Common Parts cleaned to a reasonable standard and adequately lit.

(b)	to supply heating and air-conditioning to the Common Parts hot and cold water washing and toilet facilities to the Building (in each case) and to provide central heating and air conditioning to the Premises to such temperatures as the Landlord reasonably considers necessary or appropriate.

(c)	to clean all windows in the Common Parts.

(d)	to provide and maintain facilities for the deposit and (if appropriate) compaction collection and disposal of refuse.

(e)	to supply maintain repair and renew as need be such fire fighting equipment in the Common Parts as the Landlord may deem desirable or necessary or as may be required to be supplied and maintained by statute or by the Fire Authority for the district or by the Landlord’s insurers

5.1.4	The Landlord shall not be liable to the Tenant in respect of -

(a)	failure of or interruption to the provision of any of the services facilities amenities or items of expenditure listed in Schedule 2 (the ‘Services’) as a consequence of any circumstances beyond the Landlord’s reasonable control; and

(b)	any act omission or negligence of any person unless he is employed by the Landlord under a contract of employment and is undertaking any of the Services on behalf of the Landlord.

5.1.5	The Landlord shall be entitled to engage the services of any employee agent contractor consultant or other adviser (as the Landlord considers to be reasonably necessary) in connection with the provision of the Services.

5.1.6	The Landlord shall be entitled from time to time to withhold add to vary or alter any of the Services that it considers necessary or desirable acting in the interests of good estate management.

5.2	SERVICE CHARGE STATEMENT

5.2.1	The Landlord will as soon as practicable after the end of each calendar year expiring on 31st December (or such other annual period as the Landlord may in its sole discretion specify) (the ‘Accounting Year’) provide the Tenant with a statement (the ‘Service Charge Statement’) showing (in respect of that Accounting Year) the aggregate expenditure incurred by the Landlord in (or incidental to) providing (or in respect of) all or any of the Services during that Accounting Year (the ‘Service Costs’) and the amount (which shall be a fair and reasonable proportion attributable to the Premises) (the ‘Tenant’s Share’) payable by the Tenant in respect of the Service Costs.

5.2.2	The Landlord may adjust the Service Charge to make reasonable and proper allowances for differences in the Services provided or supplied to or enjoyed by any occupier of the Building.

5.2.3	The Landlord may make provision for future works when calculating the Service Costs (‘Reserve Fund’)

5.2.4	If the Landlord omits to include any item of Service Costs from the Service Charge Statement he shall not be precluded from including the amount of that item of Service Costs in the Service Charge Statement for any subsequent Accounting Year.

5.2.5	the Service Charge Statement shall-

(a)	be certified by the Landlord’s surveyors accountants or managing agents as containing a fair summary of the Service Costs to which it relates; and

(b)	be conclusive evidence of the matters of fact contained in it (except in the case of manifest error).

5.2.6	The Landlord will allow the Tenant reasonable opportunity during the period of twenty eight days commencing on the date on which the Service Charge Statement is given to the Tenant to inspect all books records invoices and accounts (which the Landlord has) to verify the amounts incurred in respect of the Service Costs.

5.3	INTERIM SERVICE CHARGE

5.3.1	As soon as practicable before or after the commencement of each Accounting Year (and whether as part of the Service Charge Statement or as a separate document) the Landlord shall -

(a)	give to the Tenant a written estimate (the ‘Estimate’) of the costs which the Landlord expects to incur or charge during that Accounting Year in respect of the Services (the ‘Interim Costs’); and

(b)	specify the Tenant’s Share of the Interim Costs (the ‘Interim Charge’).

5.3.2	The Tenant will pay the Interim Charge to the Landlord on account of the Service Charge.

5.3.3	The Tenant shall pay the Interim Charge in four equal instalments on each of the Quarter Days except that the first instalment of the Interim Charge (apportioned over the period commencing on the date of this Lease and ending on the following Quarter Day) shall be paid on the date of this Lease.

5.3.4	If the Estimate has not been given to the Tenant by the first Quarter Day falling in the relevant Accounting Year the Tenant shall -

(a)	(until the Estimate is given to the Tenant) pay an amount equivalent to the Interim Charge payable in respect of the immediately preceding Accounting Year; and

(b)	(on receipt of the Estimate) pay the amount of any shortfall between the sums paid on account of the Service Charge and the amounts which would have been payable had the Estimate been delivered by the relevant Quarter Day.

5.3.5	The Tenant shall pay within seven days of demand such additional sum as the Landlord may reasonably require on account of the Service Charge payable in an Accounting Year in circumstances where the Landlord reasonably anticipates that the Interim Costs specified in the Estimate for the Accounting Year in question is (for any reason) unlikely to be sufficient to cover the actual Service Costs for that Accounting Year.

5.4	BALANCE OF SERVICE CHARGE

If the Service Charge for an Accounting Year -

(a)	is greater than the Interim Charge (actually paid under clause 5.3.4) the difference shall be paid by the Tenant to the Landlord on demand; or

(b)	is less than the Interim Charge (actually paid under clause 5.3.4) the difference shall be -

(i)	allowed to the Tenant as a credit against future Rents; or

(ii)	where the Accounting Year ends on or after the end of the Term be repaid by the Landlord to the Tenant.

5.5	START AND END OF THE TERM

5.5.1	The Service Charge for the Accounting Year in which this Lease is granted shall be apportioned from the Occupation Date.

5.5.2	The provisions in this clause 5 shall remain in force following the end of the Term and the Service Charge for the Accounting Year in which the Term ends shall be apportioned down to the last day of the Term.

5.5.3	Any apportionment to be made under clauses 5.5.1 or 5.5.2 shall be calculated as if the Service Costs for the respective Accounting Years were incurred by equal daily amounts throughout such Accounting Years.

5.6	RESERVE FUND

Any Reserve Fund shall be held by the Landlord on the following terms: -

(a)	the Reserve Fund shall be kept in an interest bearing account separate from the Landlord’s own money until it is properly disbursed in payment of Service Costs and

(b)	interest earned upon such account (less any tax payable) shall be credited to the account at not greater than 12 monthly intervals and

(c)

until disbursed the Reserve Fund will be held by the Landlord upon trust during the perpetuity period (which for the purposes of this clause shall mean 80 years from the date hereof) for the persons who from time to time are the tenants of the Building to apply them for the purposes set out in this clause and that at the expiry of the perpetuity period (or earlier if before then the Building is destroyed and not rebuilt) any sums then held in the Reserve Fund not expended must be paid to the persons who are then the tenants of the Building in shares equal to the percentage which the service charge payable by each tenant bears to the total of all service charges paid by the then tenants of the Building and

(d)	upon the person who is the Landlord at the relevant time parting with its reversionary interest in the Building the Landlord will transfer the balance held in the Reserve Fund to the party who then becomes the Landlord and

(e)	the Service Charge Statement shall indicate whether or not the Landlord has established and is maintaining a Reserve Fund.

6	CONDITIONS

The following conditions apply to this Lease –

6.1	FORFEITURE

It shall be lawful for the Landlord to re-enter the Premises following which the Term shall come to an end (except for the Tenant’s obligations in clause 2.19 and without prejudice to any liability of the Tenant in respect of any previous breach of the Tenant’s obligations in this Lease) if-

(a)	any Rents remain unpaid (and in the case of the Basic Rent whether or not formally demanded) after they have become due;

(b)	there is a material breach of any of the other Tenant’s obligations in this Lease

(c)	the Tenant and/or any surety (being a company) –

(i)	enters into voluntarily or compulsorily liquidation (except for a voluntary members’ liquidation of a solvent company for the purpose of reconstruction or amalgamation and which is immediately carried into effect);

(ii)	is removed from the register of companies or is unable to pay its debts within the meaning of sections 122 and 123 of the Insolvency Act 1986;

(iii)	has a petition presented against it for the appointment of an administrator or a receiver (whether or not an administrative receiver) or has a manager appointed of the whole or any part of its respective undertaking or has an administration order made against it; or

(iv)	has a meeting of creditors or members convened to consider a voluntary arrangement or any other scheme or composition with its respective creditors;

(d)	the Tenant and/or any surety (being an individual) -

(i)	becomes bankrupt; or

(ii)	has a bankruptcy order made against it or a petition for such order is presented; or

(iii)	has an interim receiver appointed of its respective property; or

(e)	the Tenant suffers any distress or execution to be levied on the Premises.

6.2	EXCLUSIONS

6.2.1	Nothing in this Lease (whether express or implied) nor any statement or representation made by or on behalf of the Landlord shall be taken to be a condition warranty or representation that the Premises can lawfully be used for the Permitted Use.

6.2.2	The operation of section 62 of the Law of Property Act 1925 is excluded in relation to this Lease and the Tenant shall not have the benefit of any easement right or privilege over any other parts of the Building or any adjoining or neighbouring property of the Landlord other than those granted pursuant to clause 1.3.

6.2.3	Any right granted or reserved by this Lease in respect of anything which does not exist at the date of this Lease shall be effective only if it comes into existence before the expiration of the period of eighty years commencing on the date of this Lease.

6.2.4	Unless and until the Tenant complies with its obligation in clause 4.3(d) the Landlord shall have no liability under clause 4.1.1 for insuring any tenant’s fixtures and fittings which may become part of the Premises.

6.2.5	So far as it is lawful the Tenant is not entitled to compensation on vacating the Premises.

6.2.6	For the purposes of the Contracts (Rights of Third Parties) Act 1999 nothing in this Lease shall confer or purport to confer on any third party any benefit or the right to enforce any term of this Lease.

6.3	COMMON PARTS

The Landlord may from time to time alter stop up or divert any part of the Common Parts provided that in doing so he retains a reasonable means of access to the Premises no less convenient than at the date of this Lease and which does not materially affect the rights set out in Part 1 of Schedule 1.

6.4	NOTICES

6.4.1	Any notice to be given under or in connection with this Lease shall be in writing and either delivered personally sent by first class registered post or pre-paid recorded delivery to the party due to receive the notice at (in the case of a notice to be given to the Landlord) its address set out in this Lease or any other address notified in writing by the Landlord from time to time or its registered office and (in the case of a notice to be given to the Tenant) (being an individual) left on the Premises or (being a limited company) at its registered office.

6.4.2	A notice may be given by either party’s solicitor provided that it conforms with the provisions in clause 6.4.1.

6.4.3	In the absence of evidence of earlier receipt a notice is deemed received -

(a)	if delivered personally when left at the address required by clause 6.4.1 but if this occurs after 5.00pm on a working day or on a day which is not a working day the date of service shall be deemed to be the next working day; or

(b)	if sent by mail two working days after posting it.

6.5	ALL SUMS EXCLUSIVE OF VAT

All sums referred to in this Lease are exclusive of any VAT which may be chargeable in respect of them.

6.6	REPRESENTATIONS

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except where expressly set out in this Lease.

6.7	LANDLORD’S RIGHT TO ENTER THE PREMISES

The exercise of any right of the Landlord to enter the Premises is -

(a)	conditional on the Landlord giving to the Tenant at least two working days prior written notice (except in an emergency); and

(b)	subject to -

(i)	the Landlord causing as little disruption as is reasonably possible to the business lawfully carried on by the Tenant at the Premises; and

(ii)	the Landlord making good all physical damage caused to the Premises as a result of such entry as soon as reasonably practicable

6.8	NEW LEASE

This Lease is a new tenancy for the purposes of the 1995 Act.

7	LANDLORD AND TENANT ACT 1954 (“THE ACT”)

7.1	On 16th November 2009 the Landlord served notice on the Tenant in substantially the form set out in Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 (“the 2003 Order”)

7.2	On 17th November 2009 the Tenant swore a statutory declaration in relation to the Lease in substantially the form set out in Schedule 2 to the 2003 Order

7.3	The parties agree that the provisions contained in Sections 24 to 28 of the Act are excluded in relation to the tenancy granted by this Lease

8	TENANT’S OPTION TO BREAK

8.l	If the Tenant shall desire to determine the Term on the 4 January 2015 (“the Break Date”) (time being of the essence for such date) and shall give to the Landlord at least six months’ prior written notice to that effect (time being of the essence for such notice) then subject to the Pre-Conditions (as hereinafter defined) being satisfied the Term shall thereupon cease and determine but without prejudice to any rights or liabilities of either party in respect of any antecedent breaches of covenant by the other

8.2	For the purposes of clause 8.1 above the Pre-Conditions are that:

8.2.1	on the Break Date vacant possession of the whole of the Premises is given to the Landlord, and

8.2.2	on the Break Date there are no arrears of the Basic Rent Service Charge or Insurance Rent (in the case of Service Charge or Insurance Rent which are not the subject of a bona fide dispute) under this Lease

8.2.3 on the Break Date the Tenant pays to the Landlord the sum of £25,000.00 and the Landlord shall within 10 Working Days of such determination refund the Tenant the proportion of the Basic Rent, Insurance Rent and Service Charge that it has received from the Tenant in respect of the period from and including the day after the Break Date up to and excluding the next payment date calculated on a daily basis if such payment received from the Tenant related to such period

8.3	The Landlord may in its absolute discretion waive all or any of the Pre-Conditions on written notice to that effect to the Tenant

9	MUTUAL BREAK OPTION

9.1	If the Tenant shall desire to determine the Term on the 31 June 2017 (“the Break Date”) (time being of the essence for such date) and shall give to the Landlord at least six months’ prior written notice to that effect (time being of the essence for such notice) then subject to the Pre-Conditions (as hereinafter defined) being satisfied the Term shall thereupon cease and determine but without prejudice to any rights or liabilities of either party in respect of any antecedent breaches of covenant by the other

9.2	For the purposes of clause 9.1 above the Pre-Conditions are that:

9.2.1	on the Break Date vacant possession of the whole of the Premises is given to the Landlord, and

9.2.2	on the Break Date there are no arrears of the Basic Rent Service Charge or Insurance Rent (in the case of Service Charge or insurance Rent which are not the subject of a bona fide dispute) under this Lease and the Landlord shall within 10 Working Days of such determination refund the Tenant the proportion of the Basic Rent, Insurance Rent and Service Charge that it has received from the Tenant in respect of the period from and including the day after the Break Date up to and excluding the next payment date calculated on a daily basis if such payment received from the Tenant related to such period

9.3	The Landlord may in its absolute discretion waive all or any of the Pre-Conditions on written notice to that effect to the Tenant

9.4

If the Landlord shall desire to determine the Term on the 31 June 2017 (“the Break Date”) (time being of the essence for such date) and shall give to the Tenant at least six months’ prior written notice to that effect (time being of the essence for such notice) then the Term shall thereupon cease and determine but without prejudice to any rights or liabilities of either party in respect of any antecedent breaches of covenant by the other

10.	BAILIFFS

Without prejudice to clause 6.1 of this Lease if the Tenant is in default of any relevant covenants contained in this Lease and the Landlord levies distress (or any similar replacement remedy in the event that distress is abolished) and instructs bailiffs or any other appropriate person to remove the Tenant’s goods then such removal can (to the extent permitted by law) be from the Premises or any other offices of the Tenant

11	INDEMNITIES

All indemnities given by the Tenant hereunder to the Landlord shall be subject to the condition that the Landlord shall notify the Tenant in writing of all claims made against the Landlord and of any actions or proceedings resulting from such claims and the parties shall jointly negotiate and deal with any claims against the Landlord and any actions and proceedings resulting from such claims in close consultation with one another and the Landlord will not settle or compromise any such claim without the prior written consent of the Tenant (such consent not to be unreasonably withheld or delayed)

12	INTERPRETATION

The following rules of interpretation shall apply to the provisions of this Lease -

(a)	the Particulars form part of this Lease and the terms defined in the Particulars shall where used in this Lease have the same meaning as is given to them in the Particulars;

(b)	the terms defined in parts of this Lease shall have the same meaning where used in other parts of this Lease;

(c)	‘the Premises’ comprise 3,716 square feet as shown edged red on Plan 1 and include:

(i)	the floor and ceiling finishes, but not any other part of the floor slabs and ceiling slabs that bound the Premises,

(ii)	the inner half severed medially of the internal non-loadbearing walls that divide the Premises from any other premises,

(iii)	the interior plaster and decorative finishes of all walls bounding the Premises,

(iv)	the doors and windows and door and window frames at the Premises,

(v)	all the Tenant’s additions and improvements to the Premises,

(vi)	all the landlord’s fixtures and fittings and fixtures of every kind that are from time to time in or on the Premises (whether originally fixed or fastened to or on the Premises or otherwise) except any fixtures installed by the Tenant or any predecessors in title that can be removed from the Premises without defacing them, and

(vii)	the Conduits exclusively serving the Premises,

(d)	exclude the roof and roof space, the air space above the Premises, the foundations, all external or structural or loadbearing walls, columns, beams and supports, and any of the Conduits that do not exclusively serve the Premises

(e)	the Building includes any alteration addition reinstatement or improvement carried out during the Term;

(f)	VAT includes any other tax of a similar nature;

(g)	a reference to the Premises means the whole or part of the Premises unless the contrary is expressly stated;

(h)	a reference to the Building means the whole or part of the Building unless the contrary is expressly stated.

(i)	a reference to the Tenant means the Tenant in whom this Lease is vested from time to time and any former tenant who is liable for the obligations of the Tenant;

(j)	a reference to the surety includes any person who remains liable to the Landlord pursuant to covenants given under clauses 2.9.3 or 2.24.6;

(k)	an obligation of the Tenant not to do or omit to do something operates also as an obligation not knowingly to permit or passively allow that thing to be done or omitted by any third party;

(l)	a reference to any act of the Tenant includes any act of its undertenants or other occupiers of the Premises and its or their employees agents or visitors and also extends to any neglect default or omission of the Tenant its undertenants or other occupiers of the Premises and its or their employees agents or visitors;

(m)	any right of entry given to the Landlord shall extend to any person authorised by the Landlord;

(n)	a reference to the Landlord’s costs includes his reasonably and properly incurred professional fees and disbursements;

(o)	a reference to the Landlord’s surveyor means the surveyor (or firm of surveyors) who is appointed by the Landlord from time to time for any purpose required I under this Lease and who may be an employee of the Landlord or any Group Company of the Landlord;

(p)	any reference to a competent authority means any government department public local regulatory or any other authority or institution having functions which extend to the Premises any court of law and any company or authority responsible for the supply of water gas telecommunications and electricity;

(q)	where the Tenant is required to pay a fair proportion of any costs other than in respect of the Service Costs the extent of that proportion is to be settled by the Landlord’s surveyor whose decision shall be binding except in the case of manifest error;

(r)	a reference to the end of the Term means the date of expiration of the Term or any earlier date when this Lease comes to an end (however it is ended);

(s)	a reference to this Lease includes any deed or document which is at any time supplemental to collateral with or entered into in accordance with the terms of this Lease;

(t)	the Landlord includes the person from time to time entitled to the reversion immediately expectant on the Term;

(u)	where any approval or consent is required from the Landlord this shall include the approval or consent of any superior landlord and its or their respective mortgagees save that nothing in this Lease shall be construed as imposing an obligation on a superior landlord or mortgagee not unreasonably to refuse or delay the giving of such approval or consent;

(v)	each clause of this Lease is distinct and severable from the other;

(w)	the headings shall not affect the interpretation of this Lease;

(x)	words importing one gender shall be construed as importing any other gender;

(y)	the singular includes the plural and vice versa;

(z)	words importing persons shall include firms companies and corporations and vice versa;

(aa)	where any party comprises two or more persons any obligation of that party shall be deemed to be joint and several obligations;

(bb)	references to a clause or Schedule shall be construed as a reference to the relevant clause of or Schedule to this Lease;

(cc)	a reference to any statute (whether generally or specifically) shall (except in the case of the Town and Country Planning (Use Classes) Order 1987) be construed as a reference to that statute as amended re-enacted or applied by or under any other statute and shall include all instruments orders plans regulations and permissions and directions made or issued pursuant to or deriving validity from them and all directives regulations and mandatory requirements of the European Union.

13	DELIVERY

This Lease remains undelivered until it has been dated.

SCHEDULE 1

PART 1

RIGHTS GRANTED

1	To support for the Premises from the Building.

2	To use the Service Media in the Building which serve the Premises.

3	To use the Common Parts for their proper purposes and in particular to use the toilets on the first second and third floors of the Building.

4	To enter onto such parts of the Building as is reasonably necessary (but only for so long as is reasonably necessary) for the purpose of carrying out repairs to any Service Media forming part of the Premises subject to the Tenant -

(a)	giving to the Landlord and any relevant occupier reasonable prior notice;

(b)	doing as little damage as possible;

(c)	making good all damage caused to the reasonable satisfaction of the Landlord and the relevant occupier; and

(d)	complying with the reasonable requirements of and causing the minimum of inconvenience to the occupiers of the other relevant parts of the Building.

5	To place and retain in such position in the entrance hall of the Building as the Landlord shall from time to time specify a sign stating the Tenant’s name and business such sign to be a design and lettering previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed.

6.	The right to park three private motor cars in the car park on the basement of the Building in the spaces shown edged red on Plan 2 or in such other spaces as the Landlord shall from time to time designate.

PART 2

RIGHTS EXCEPTED TO THE LANDLORD

1	All rights of light and air now subsisting or which might (but for this exception) be acquired over any other land.

2	The free and uninterrupted passage of services facilities and other matter through any Service Media now (whether existing at the date of this Lease or installed at any time during the perpetuity period) forming part of or passing through the Premises from and to all other parts of the Building and any adjoining or neighbouring land.

3	To carry out any works or erect any new building on or otherwise deal with any adjoining or neighbouring premises in such manner as the Landlord thinks fit notwithstanding any interference with any right of light or air enjoyed by the Premises.

4	To enter on to the Premises to inspect construct connect with maintain repair cleanse replace alter or renew or otherwise take into use any wall or fence forming the boundaries of the Premises and any Service Media forming part of or serving or passing through the Premises.

5	To support from the Premises for the remainder of the Building.

6	To enter on to the Premises for any of the purposes mentioned in this Lease.

7	To build on and to maintain repair decorate replace and renew any other parts of the Building (and on any adjoining land or buildings of the Landlord) in such manner as the Landlord may think fit.

SCHEDULE 2

THE SERVICES

1	Performing the Landlord’s obligations under clause 5.1.

2.	Providing, operating, inspecting, servicing, maintaining, repairing, insuring, cleaning, and (renewing where beyond economic repair) and replacing all plant, and machinery serving the Building (including lifts and lift plant window cleaning hoists and tracks and the cost of all maintenance contracts entered into);

3	Inspecting repairing maintaining cleaning decorating lighting and (where necessary) renewing and replacing the Building Common Parts and Service Media serving the Building and equipping furnishing and carpeting the Common Parts.

4	Any amount which the Landlord may pay towards the expense of repairing maintaining replacing renewing or cleaning anything used for the Building in common with other premises.

5	Paying general rates water rates and other outgoings in respect of the Common Parts.

6	Providing and maintaining repairing and renewing any fire prevention and fire fighting and detection equipment in the Building (including (where applicable) renting or hiring charges and installation and testing costs).

7	The total cost of supplying heating and air-conditioning to the Common Parts hot and cold water washing and toilet accessories to the Building (in each case) and providing central heating and air conditioning to the Premises to such temperatures as the Landlord considers necessary or appropriate.

8	Cleaning all windows in the Common Parts.

9	Providing maintaining cleaning repairing and (renewing where beyond economic repair) any equipment (including electronic security systems door entry and/or car-park entry systems closed circuit television systems alarms gates barriers surveillance equipment fencing lighting and security services) for the security of the Building.

10	Complying with statute which in any way relates to the Building its occupation or use and with any notice from any competent authority.

11	Taking any steps which the Landlord considers desirable for making representations against or otherwise contesting the incidence of the provision of any statute affecting the Building (for which no tenant is responsible).

12	Bringing defending or participating in any proceedings in any court or tribunal relating to the Building and making representations in respect of any proposals likely to affect the Building if the Landlord considers that bringing defending or participating in such proceedings or making such representations will benefit the tenants or occupiers of the Building.

13	Complying with any requirements of the Insurers.

14	Supplying electricity gas oil or other fuel to the Common Parts or for use in connection with any of the Services.

15	The proper and reasonable cost of employing such professionals and other advisers in connection with the provision of the Services.

16	The proper and reasonable cost of employment of managing agents in connection with -

(a)	the management of the Building; and

(b)	the supervision and control of the Services.

17	If the Landlord (or any Group Company of or company associated with the Landlord) fulfils the duties normally carried out by a managing agent a management fee calculated at the rate of 10 per centum of the Service Costs (other than management fees).

18	Providing materials and equipment necessary for the proper performance of the duties of any staff.

19	Providing maintaining repairing decorating heating and lighting any accommodation and facilities for any staff and all rates and other outgoings and any rent or other costs for such accommodation facilities.

20	Providing and maintaining facilities for the deposit and (if appropriate) compaction collection and disposal of refuse.

21	Providing equipping and operating amenities for persons visiting the Building.

22	Providing maintaining repairing and renewing directional signs and other notices in or on the Building.

23	Interest (at a reasonable rate but at not more than the Interest Rate) on money disbursed by the Landlord in providing any of the Services prior to reimbursement (in order to fund major expenditure which is infrequent or of an unusual nature.

24	the proper and reasonable cost of having the service charge statement audited by an accountant or other appropriately qualified person

25	The cost of providing such other services and providing such other works acts and amenities as the Landlord (acting reasonably) may from time to time consider appropriate or desirable for the general benefit of the occupiers of the Building acting in accordance with the principles of good estate management.

There shall be excluded from the Services:

1.	the cost of the initial equipping furnishing and fitting out of the Building before the date of this Lease

2.	the cost of enforcing any covenants against any of the tenants in the Building save where such covenants relate to the service charge

3.	the cost of rent collection rent review letting or reletting in respect of any parts of the Building

4.	the cost of rebuilding replacing redeveloping or renewal of the Building or any part thereof including the Structure of the Building save where required due to the relevant item being beyond economic repair

5.	any service charge concessions allowed to other tenants in the Building

6.	any works necessitated by the occurrence of an Insured Risk where the Landlord actually receives the insurance monies in relation thereto

7.	any VAT incurred by the Landlord in connection with the supply of the services insofar as the Landlord is able to recover the same by way of input credit

8.

any costs incurred by the Landlord in carrying out of any works precautions or other matters as may be required by the Environment Agency or any other relevant statutory body or local authority to remove or remedy or contain any contamination or other environmental hazard arising as a result of prior use and occupation of the Building or part of it by other persons

SCHEDULE 3

PART 1

SURETY’S COVENANT

1	GUARANTEE

The Surety agrees with the Landlord during the period for which the Tenant (in this context meaning [                    ] Limited only and not successor in title) is liable (the ‘Liability Period’) for the tenant covenants (as that term is defined in the Landlord and Tenant (Covenants) Act 1995) (whether as Tenant or as surety) (the ‘Obligations’) in the Lease -

1.1	that the Tenant will comply with the Obligations;

1.2	that if the Tenant fails to comply with the Obligations the Surety will itself comply with the Obligations as principal and not surety; and

1.3	to indemnify the Landlord on demand against all losses costs and damages incurred by the Landlord as a result of any failure by the Tenant to comply with any of the Obligations.

2	DISCLAIMER OF LEASE

If the Lease is disclaimed (‘Disclaimer’) or the Landlord forfeits or determines the Lease by exercising its right of re-entry contained in the Lease (‘Forfeiture’) or the Tenant ceases to exist the Surety will -

(a)	until the earlier of six months after the date of Disclaimer or Forfeiture and the date the Premises have been re-let pay to the Landlord on demand an amount equal to -

(i)	all rent and other sums which would (but for the Disclaimer or Forfeiture or the Tenant ceasing to exist) have been payable by the Tenant pursuant to the Lease;

(ii)	all costs charges and expenses incurred by the Landlord in and incidental to any re-letting or attempted re-letting of the Premises; and

(iii)	any other losses costs and damages incurred by the Landlord directly or indirectly as a consequence of the Disclaimer or Forfeiture or the Tenant ceasing to exist; and

(b)	if required by the Landlord (which right shall be exercised by giving notice to the Surety within six months after the date on which the Landlord becomes aware of the Disclaimer or Forfeiture or the Tenant ceasing to exist (as the case may be)) accept a new lease of the Premises for -

(i)	a term equal to the residue of the term granted by the Lease commencing on the date of the Disclaimer or Forfeiture or the Tenant ceasing to exist;

(ii)	at rents equal to those payable under the Lease at the date of the Disclaimer or Forfeiture or the Tenant ceasing to exist;

(iii)	containing the same covenants conditions and provisions as are contained in the Lease; and

(iv)	with liability for the obligations of the tenant to take effect from the date of the Disclaimer or Forfeiture or the Tenant ceasing to exist.

3	INTEREST ON LATE PAYMENT

In addition to its other liabilities under this deed the Surety will pay to the Landlord on demand interest at the rate of 4% above the base rate from time to time of Lloyds TSB Bank Plc compounded with quarterly rests (before and after judgment) on any amount payable by the Surety pursuant to this deed for the period from the date when the payment became due until the date on which it is paid.

4	NO RELEASE OR WAIVER OF THE SURETY’S OBLIGATIONS

4.1	The Surety’ s liability under this deed shall not be discharged lessened or affected by -

(a)	any neglect forbearance or delay by the Landlord in taking steps to enforce performance of the Obligations by the Tenant;

(b)	any time or indulgence granted by the Landlord to the Tenant;

(c)	any refusal by the Landlord to accept any payment tendered by or on behalf of the Tenant at a time when the Landlord is entitled (or will be entitled following service of the appropriate notices) to re-enter the Premises;

(d)	the release of any of the persons constituting the Surety where the Surety shall include more than one person;

(e)	the release of any other surety or security for the performance of the Obligations or any of them;

(f)	the making of any compromise or settlement with any surety;

(g)	any variation of the terms of the Lease by agreement between the parties;

(h)	the Tenant having surrendered part of the Premises; or

(i)	any other reason by which (but for this paragraph 4) the Surety would have been released from its obligations under this deed.

4.2	No assurance security or payment which may be avoided under any enactment relating to insolvency and no release settlement or discharge which may have been given or made on the faith of any such assurance security or payment shall prejudice or affect the right of the Landlord to recover from the Surety to the full extent provided for in this deed.

4.3	All payments which the Surety is obliged to make to the Landlord under the terms of this deed shall be made without set-off lien or counterclaim.

5	NON-PARTICIPATION IN LANDLORD’S SECURITY

Until all the Obligations have been performed or discharged the Surety shall not (by virtue of any payment or performance made) -

(a)	be entitled to participate in any security held by the Landlord in respect of the Obligations;

(b)	stand in the place of the Landlord in respect of any such security; or

(c)	make any claim against or prove in competition with the Landlord.

6	COSTS

The Surety agrees to pay to the Landlord on completion of this deed all costs charges and expenses (including any VAT) incurred by the Landlord in connection with the preparation negotiation and completion of this deed.

PART 2

AUTHORISED GUARANTEE AGREEMENT

1	[ASSIGNOR’S] GUARANTEE

The Assignor agrees with the Landlord -

(a)	that [ ] [Limited (Company registration number [ ]) whose registered office is at] [of] [ ] (the ‘Assignee’) will during the period for which the Assignee is liable for the tenant covenants (as that expression is defined in the Landlord and Tenant (Covenants) Act 1995) (the ‘Obligations’) in the lease (particulars of which are set out in the Schedule to this deed) (the ‘Lease’) comply with the Obligations;

(b)	that if the Assignee fails to comply with the Obligations the Assignor will itself comply with the Obligations as principal and not surety; and

(c)	to indemnify the Landlord on demand against all losses costs and damages incurred by the Landlord as a result of any failure by the Assignee to comply with any of the Obligations.

2	[SURETY’S GUARANTEE

2.1	The Surety agrees with the Landlord -

(a)	that the Assignor will comply with the obligations on its part contained in this deed;

(b)	that if the Assignor fails to comply with its obligations in this deed that the Surety will itself comply with those obligations as principal and not surety as if it were the Assignor; and

(c)	to indemnify the Landlord on demand against all losses costs and damages incurred by the Landlord as a result of any failure by the Assignor to comply with its obligations in this deed.]

3	DISCLAIMER OF LEASE

If the Lease is disclaimed (a ‘Disclaimer’) the Assignor will -

(a)	until the earlier of six months after the date of Disclaimer and the date the premises demised by the Lease (the ‘Premises’) have been re-let pay to the Landlord on demand an amount equal to all rent and other sums which would (but for the Disclaimer) have been payable by the Assignee pursuant to the Lease;

(ii)	all costs charges and expenses incurred by the Landlord in and incidental to any re-letting or attempted re-letting of the Premises; and

(iii)	any other losses costs and damages incurred by the Landlord directly or indirectly as a consequence of the Disclaimer; and

(b)	if required by the Landlord (which right shall be exercised by giving notice to the Assignor within six months after the Landlord becomes aware of the Disclaimer) to accept a new lease of the Premises for -

(i)	a term equal to the residue of the term granted by the Lease commencing on the date of the Disclaimer;

(ii)	at rents equal to those payable at the date of the Disclaimer;

(iii)	containing the same covenants conditions and provisions as are contained in the Lease; and

(iv)	with liability for the obligations on the part of the tenant to take effect from the date of the Disclaimer.

4	INTEREST ON LATE PAYMENT

In addition to its other liabilities under this deed the Assignor will pay to the Landlord on demand interest at the rate of 4% above the base rate from time to time of Lloyds TSB Bank Plc compounded with quarterly rests (before and after judgment) on any amount payable by the Assignor pursuant to this deed for the period from the date when the payment becomes due until the date on which it is paid.

5	NO RELEASE OR WAIVER

5.1	The Assignor’s [and the Surety’s] liability under this deed shall not be discharged lessened or affected by -

(a)	any neglect forbearance or delay by the Landlord in taking steps to enforce performance of the Obligations by the Assignee [or the obligations of the Assignor (as the case may be)];

(b)	any refusal by the Landlord to accept any payment tendered by or on behalf of the Assignee at a time when the Landlord is entitled (or will be entitled following service of the appropriate notices) to re-enter the Premises;

(c)	the release of any of the persons constituting the Assignor [or the Surety (as the case may be)] (where the Assignor [or the Surety] shall include more than one person);

(d)	the release of any other surety or security for the performance of the Obligations [or the obligations of the Surety] or any of them;

(e)	the making of any compromise or settlement with any surety;

(f)	any variation of the terms of the Lease by agreement between the parties;

(g)	the Assignee having surrendered part of the Premises; or

(h)	any other reason by which (but for this clause 5) the Assignor [or the Surety] would have been released from its [respective] obligations under this deed.

5.2	No assurance security or payment which may be avoided under any enactment relating to insolvency and no release settlement or discharge which may have been given or made on the faith of any such assurance security or payment shall prejudice or affect the right of the Landlord to recover from the Assignor [or the Surety] to the full extent provided for in this deed.

5.3	All payments which the Assignor [or the Surety] is obliged to make to the Landlord under the terms of this deed shall be made without set-off lien or counterclaim.

6	NON-PARTICIPATION IN LANDLORD’S SECURITY

Until all the Obligations [and the obligations of the Surety] have been performed or discharged [neither the] [The] Assignor [or the Surety] shall [not] (by virtue of any payment or performance made) -

(a)	be entitled to participate in any security held by the Landlord in respect of the Obligations;

(b)	stand in the place of the Landlord in respect of any such security; or

(c)	make any claim against or prove in competition with the Landlord.

7	COSTS

The Assignor agrees to pay to the Landlord on completion of this deed all costs charges and expenses (including any VAT) incurred by the Landlord in connection with the preparation negotiation and completion of this deed.

8	EFFECTIVE TIME

The guarantee[s] given in clause 1 [and clause 2] and the other obligations of the Assignor [and the Surety] in this deed take effect from the date of the deed of [assignment] [transfer] between the Assignor and the Assignee.

9	SEVERANCE

Any provision of this deed which is rendered void by or extends beyond the limitation of section 25 of the Landlord and Tenant (Covenants) Act 1995 is to be severed from this deed or varied so as not to extend beyond those limits (as the case may be).

SCHEDULE 4

(Rent Review)

1.	With effect from the Rent Review Date the Base Rent first hereby reserved and payable hereunder shall be the Reviewed Rent defined in Clause 2 hereof

2.	The Reviewed Rent shall be whichever is the greater of:-

2.1	the Base Rent reserved and payable hereunder immediately prior to the Rent Review Date (or the rent that would be payable if the rent was not suspended pursuant to clause 4.4 of this Lease) and

2.2	the Open Market Rent as at the Rent Review Date

3.	The Open Market Rent shall be the yearly rack rent at which the Premises might reasonably be expected to be let at the Relevant Review Date in the open market by a willing landlord to a willing tenant without payment of a fine or premium with vacant possession for a term equal to the unexpired residue of the Term as at the Rent Review Date or a term often years commencing on the Rent Review Date (whichever shall be the longer) and on the same terms in all other respects as this Lease (except the rent hereby first reserved but including the same provisions for rent review as are herein contained) as varied by any document supplemental hereto

Assuming:-

3.1	that the Premises may be used for any purpose within Use Classes B1 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 (as amended)

3.2	that the Premises is ready to receive the willing tenants fitting out works

3.3	that all the Tenant’s obligations herein have been complied with

3.4	that any destruction of or damage to the Premises has been made good before the Rent Review Date (except where such reinstatement has not taken place as a result of default of the Landlord

3.5	that any additions or alterations carried out on or to the Premises during the Term which have diminished the rental value of the Premises have been removed or reinstated (other than any in obligation to comply with statutory requirements)

3.6	the benefit of all rent free periods and other rental concessions available to prospective lessees in the open market at the Rent Review Date for fitting out the Premises have been exhausted for the benefit of the Tenant to the intent that the Open Market Rent is to be the figure which would be payable at the expiry of any such period but disregarding:-

3.7	any effect on rent of the fact that the Tenant any authorised sub-tenant or their respective predecessors in title have been in occupation of the Premises

3.8	any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant any authorised sub-tenant or their predecessors in title

3.9	any increase in rental value of the Premises attributable to the existence at the Rent Review Date of any improvement to the Premises or any part thereof carried out with consent where required otherwise than pursuant to an obligation to the Landlord or its predecessors in title by the Tenant any authorised sub-tenant or their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of any agreement to grant the Term

4.	The Landlord and the Tenant (or their respective surveyors) may at any time consult together and shall then use all reasonable endeavours to reach agreement as to the amount of the Open Market Rent

5.	If the Landlord and the Tenant (or their surveyors as aforesaid) shall fail so to consult or to agree upon the Open Market Rent by the Rent Review Date (or within such extended period as the Landlord and the Tenant mutually agree in writing) the determination of the Open Market Rent may at the instance of either party be referred to a duly qualified independent surveyor and in default of agreement between the Landlord and the Tenant upon the surveyor to be appointed the Landlord may request the President or any Vice-President for the time being of the Royal Institution of Chartered Surveyors to appoint such a surveyor (and from time to time if necessary to appoint a successor or successors) and any surveyor so appointed shall act as an expert and not an arbitrator if the Landlord shall by notice in writing given within fourteen days after the date of his appointment require him so to do (whereupon his decision as to the amount of the Reviewed Rent shall be final and conclusive and binding upon the Landlord and the Tenant and his fees and expenses shall be borne by them equally) but if no such notice is given he shall act as a single arbitrator and such reference shall be conducted subject to and in accordance with the Arbitration Act 1996

6.	If either the Landlord or the Tenant requires the surveyor to act as an expert as aforesaid then:

6.1	Notice in writing of the appointment of the surveyor shall be given by the surveyor to the Landlord and the Tenant and he shall invite each to submit within a specified period (which shall not exceed 4 weeks) a valuation accompanied if desired by a statement of reasons

6.2	The surveyor (who shall be a chartered surveyor having at least 10 years relevant experience in the letting and/or valuation of premises of a similar nature to the

Premises) shall allow the Landlord and the Tenant to make representations and counter-representations as to the Open Market Rent within such reasonable period as the surveyor shall specify

6.3	The surveyor shall be requested to give notice in writing of his decision with reasons to the Landlord and the Tenant within two months of his appointment or within such extended period as the Landlord may agree

6.4	If the surveyor comes to the conclusion that the Open Market Rent for the Premises on the Rent Review Date is or was less than the rent reserved and payable immediately prior to the Rent Review Date then the Reviewed Rent shall be the rent reserved and payable immediately prior to the Rent Review Date and the decision of the surveyor shall so state

7.	Forthwith after the Reviewed Rent has been ascertained in accordance with the foregoing provisions a memorandum specifying the Reviewed Rent shall be endorsed on this Lease and its counterpart or (if the Landlord shall so require) shall be recorded in writing by separate instrument and shall in either case be signed by or on behalf of the Landlord and the Tenant and shall at all times thereafter be conclusive evidence of the amount of the rent then payable

8.	The Tenant shall as from the Rent Review Date pay the Reviewed Rent at the time and in manner aforesaid which Reviewed Rent shall remain payable until the expiration of the Term

9.	If the Reviewed Rent shall for any reason not have been ascertained prior to the Rent Review Date the Tenant shall continue to pay rent at the rate reserved immediately prior to the Rent Review Date until the Reviewed Rent shall have been ascertained (“the Ascertained Date”) and immediately after the Reviewed Rent has been ascertained there shall become payable

9.1	such rent (“the Addition”) as with the rent already paid for the period from and after the Rent Review Date down to the Ascertained Date will equal the total amount of the Reviewed Rent payable for that period and

9.2	interest at base rate from the Rent Review Date to the Ascertained Date calculated on a day to day basis and compounded quarterly on the Quarter Days on so much of the Addition as would from time to time have become payable if the Reviewed Rent had been ascertained prior to the Rent Review Date

10.	Time shall not be of the essence for any period of time referred in this Schedule 4

IN WITNESS the parties hereto have executed this Deed the day and year first before written

EXECUTED as a DEED for and on behalf of	)
WIMBLEDON PROPERTY LIMITED	)
a company incorporated in the Isle of Man	)
by Edward Norman Bowers and John Anthony Murphy	)
being persons who in accordance with the laws of that	)
territory are acting under the authority	)
of the company	)

Edward Norman Bowers

John Anthony Murphy